Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-81064 of Material Sciences Corporation Form S-8 of our report dated July 6, 2006 on the financial statements and financial statement schedule of the Material Sciences Corporation Savings and Investment Plan, appearing in this Form 11-K of the Material Sciences Corporation Savings and Investment Plan for the year ended December 31, 2005.

Grant Thornton LLP

Chicago, Illinois

July 6, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-81064 of Material Sciences Corporation Form S-8 of our report dated October 14, 2005 on the 2004 financial statements of the Material Sciences Corporation Savings and Investment Plan, appearing in this Annual Report on Form 11-K of the Material Sciences Corporation Savings and Investment Plan for the year ended December 31, 2005.

Deloitte and Touche LLP

Chicago, Illinois

July 6, 2006